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                                                                   EXHIBIT 10.49

                                    GUARANTY

        GUARANTY, dated as of April 21, 1997 made by WHG RESORTS & CASINOS INC., formerly known as WMS Hotel Corporation, a Delaware corporation ("WHG"), in favor of The Bank of Tokyo-Mitsubishi, Ltd. (formerly known as The Mitsubishi Bank, Limited), a banking corporation organized under the laws of Japan, acting through its New York Branch (the "Bank").

        WMS Industries Inc. ("WMS"), Hugh A. Andrews ("Andrews"), Burton I. Koffman and Richard E. Koffman (collectively, the "Koffmans")(WMS, Andrews and the Koffmans are collectively referred to herein as the Guarantors) have entered into a Guaranty, dated as of May 5, 1992 (the "Guaranty") in favor of the Bank pursuant to which the Guarantors issued their unconditional guaranty of due and punctual payment and performance of the "Guaranteed Obligations". Capitalized terms used but not defined herein shall have the meanings given such terms in the Guaranty.

        The Guaranteed Obligations relate to obligations of WKA to make additional loans to El Conquistador Partnership L.P. ("El Con LP") under Paragraph 4 of the First Amendment (the "Amendment") dated May 5, 1992 to the Letter of Credit and Reimbursement Agreement, dated as of February 7, 1991 (as amended to date, and as the same may be further amended, modified, restated or supplemented, the "Letter of Credit Agreement").

        The Bank is entering into a Consent and Waiver Agreement, dated as of April __, 1997 (the "Waiver Agreement") relating to the Letter of Credit Agreement. It is a condition precedent to the effectiveness of the Waiver Agreement that WHG shall have executed and delivered this Guaranty to the Bank.

        WHG hereby acknowledges that it will materially benefit from the Waiver Agreement.

        Intending to be legally bound, WHG hereby agrees with the Bank as follows:

        1. (a) WHG hereby absolutely and unconditionally guarantees the due and punctual payment and performance of the obligations of WKA to make additional loans pursuant to Paragraph 4 of the Amendment (the "Guaranteed Obligations") to the extent provided in Section 1(c) hereof. WHG hereby agrees that if WKA fails to perform the Guaranteed Obligations when and as the same shall be required in accordance with the terms
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of the Amendment, on receipt of demand from the Bank, WHG will forthwith perform the Guaranteed Obligations which are the subject of such demand to the extent provided in Section 1(c) hereof.

        (b) WHG hereby agrees that, notwithstanding any provision to the contrary in the Letter of Credit Agreement or the Operative Documents limiting the recourse of the Bank to assets of the Company, WHG shall be fully and personally liable with respect to its covenants, representations, warranties and agreements under this Guaranty.

        (c) The obligations of WHG hereunder with respect to the Guaranteed Obligations shall be joint and several with the obligations of WMS under the Guaranty and shall be subject to the same limitations as are the obligations of WMS under the Guaranty.

        (d) The obligations of WHG hereunder shall terminate upon the earliest to occur of (i) termination of the Letter of Credit Agreement and the actual and irrevocable receipt by the Bank of payment in full of any amounts which may have become due and payable, (ii) the advance by WKA of additional loans to the Company, pursuant to Paragraph 4 of the Amendment, in the aggregate amount of $3,000,000, and (iii) the Coverage Date.

        2. Sections 2 through 15 of the Guaranty are incorporated herein by reference and the Guarantor hereby agrees to be bound by the terms contained therein, makes the representations and warranties to the Bank contained therein, and make each of the covenants to the Bank contained therein, in each case, mutatia mutandis, as if all such provisions were set forth herein in full. Notices to WHG shall be addressed as follows: WHG Resorts & Casinos Inc., 6063 East Isle Verde Avenue, Carolina, Puerto Rico 00979, Telecopy:
787-791-2576.

        3. From time to time, at the request of the Bank, WHG shall execute and deliver all such further instruments and take all such further actions as may be reasonably necessary or appropriate in order to carry out the provisions of this Guaranty.

                                        WHG RESORTS & CASINOS INC.

                                        By: /s/ Louis J. Nicastro
                                            ---------------------------

                                            Name:  Louis J. Nicastro
                                            Title: Chairman

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        The undersigned hereby consents to the foregoing guaranty by WHG, ratifies and confirms its Guaranty in all respects and confirms that its Guaranty remains in full force and effect in accordance with its terms.

                                        WMS INDUSTRIES INC.


                                        By: /s/ Neil D. Nicastro
                                            --------------------------
                                            Name: Neil D. Nicastro
                                            Title: President



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